EXHIBIT 10.3

CASH COLLATERAL AGREEMENT
THIS CASH COLLATERAL AGREEMENT (this "Agreement") is made as of September 30, 2014, by and between M-TRON INDUSTRIES, INC., a Delaware corporation, having an address at 2525 Shader Road, Orlando, Florida 32804 ("Borrower"), and CITY NATIONAL BANK OF FLORIDA, having an office at 25 West Flagler Street, Miami, Florida 33130 ("Lender").
R E C I T A L S :
A.            Pursuant to that certain Revolving Promissory Note, dated of even date herewith, made by Borrower in favor of Lender (together with all extensions, renewals, modifications, substitutions, replacements and amendments thereof, the "Note"), Borrower is indebted to Lender in the aggregate principal sum of $3,000,000.00 (the "Loan"), or so much thereof as shall have been advanced pursuant to that certain Loan Agreement, dated of even date herewith, between Borrower and Lender (together with all extensions, renewals, modifications, substitutions and amendments thereof, the "Loan Agreement").

B.            Lender has required as a condition to making the Loan that Borrower enter into this Agreement and deposit certain funds into an account with Lender as additional security for the Loan.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.                          Definitions.  Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement or in this Section 1.

(a)            "Cash Collateral Account" shall have the meaning set forth in Section 2 hereof.

(b)            "Collateral" shall have the meaning set forth in Section 2 hereof.

(c)            "Collateral Disbursement Conditions" shall have the meaning set forth in Section 9 hereof.

(d)            "Funds" shall have the meaning set forth in Section 2 hereof.

Section 2.                          Deposit.  Borrower has deposited or will deposit with Lender, from time to time, certain sums (the "Funds") as additional security for Borrower's obligations under the Loan Agreement and the other Loan Documents, whether absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents (the Funds and any other amounts now or hereafter held by Lender pursuant to this Agreement are referred to herein as the "Collateral").  The Collateral shall be under the dominion and control of Lender.  Lender shall maintain the Collateral in a separate account as herein provided (the "Cash Collateral Account").

Section 3.                          Grant of Security Interest.  Borrower hereby irrevocably grants a first priority security interest in, pledges, assigns and sets over to Lender for the benefit of Lender, all of Borrower's right, title and interest in the Collateral and the Cash Collateral Account in order to secure all obligations and indebtedness of Borrower to Lender under the Loan Documents.  The parties acknowledge and agree that, to the fullest extent permitted by applicable law, the security interest of Lender in the Collateral is an automatically perfected security interest of first-priority.

Section 4.                          Withdrawals and Disbursements.  Provided no Event of Default shall have occurred and be continuing under any of the Loan documents, all Funds deposited by Borrower and held by Lender as Collateral during the term of the Loan shall be available for use by Borrower upon receipt of Borrower's written request therefor, except that no disbursement of Collateral shall be made by Lender hereunder which would cause the remaining balance of the Funds to be less than the outstanding principal under the Note (the "Funds Minimum Balance").  Lender shall disburse Funds to Borrower not more frequently than once per calendar quarter upon receipt of Borrower's written request therefor.

Section 5.                          Default Remedies.  Lender shall hold the Collateral and shall have the right to draw upon the Collateral, in whole or in part, upon the occurrence of any Event of Default.  Proceeds of any draw by Lender upon the Collateral may be applied by Lender to the payment of taxes,  accrued interest, late charges, principal or any other obligation arising out of Borrower's obligations to Lender under the Loan documents, in such manner and such other as Lender in its sole discretion deems appropriate.

Section 6.                          Prohibition Against Further Encumbrance.  Borrower shall not, without the prior consent of Lender, further pledge, assign or grant any security interest in the Collateral or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

Section 7.                          Permitted Investments.  Lender shall hold the Funds in an non-interest bearing deposit account with Lender, which account shall be registered in the name of the Borrower provided, however, it shall be under the sole dominion and control of Lender and subject at all times to the terms hereof.  Borrower shall report on its federal, state and local income tax reports all interest or income accrued on such Funds.

Section 8.                          Intentionally Omitted.

Section 9.                          Reduction in the Funds Minimum Balance.  Provided that (i) no Event of Default shall have occurred and be continuing under any of the Loan Documents and (ii) Borrower's net income (as determined by generally accepted accounting principles, consistently applied) over any period of twelve-consecutive months during the Loan term, is greater than $0, Borrower may request that Lender consider a reduction in the Funds Minimum Balance and allow Borrower to withdraw Funds from the Cash Collateral Account to the extent such Funds exceed the reduced Funds Minimum Balance.  Any reduction in the Funds Minimum Balance shall be at Lender's sole and absolute discretion and may be conditioned on additional financial covenants imposed on Borrower at Lender's sole and absolute discretion.

Section 10.                          No Third Party Beneficiaries.  All terms and conditions under this Agreement are imposed solely and exclusively for the benefit of Lender and its assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make disbursements in the absence of strict compliance with any or all thereof and no other person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it advisable to do so.

Section 11.                          Notices.  All notices or other communications hereunder shall be in writing and shall be given in accordance with the Loan Agreement.

Section 12.                          No Oral Change.  This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 13.                          Liability.  This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 14.                          Inapplicable Provisions.  If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

Section 15.                          Headings, etc.  The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 16.                          Duplicate Originals, Counterparts.  This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.

Section 17.                          Governing Law.  The laws of the State of Florida shall govern the interpretation and enforcement of this Agreement.

Section 18.                          WAIVER OF JURY TRIAL.  LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT ANY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT TO BE CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT.

            [CONTINUES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above.

BORROWER:

M-TRON INDUSTRIES, INC., a Delaware corporation

By: /s/ R. LaDuane Clifton
R. LaDuane Clifton
Chief Financial Officer and Secretary

LENDER:

CITY NATIONAL BANK OF FLORIDA

By: /s/ Tyler Kurau
Name: Tyler Kurau
Title: Senior Vice President